EXHIBIT 4.23




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                         CONTINGENT GUARANTEE AGREEMENT


                             Dated as of ____, ____


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                               TABLE OF CONTENTS

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                                                                           PAGE
                                                                           ----

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions And Interpretation..................................1

                                   ARTICLE 2
                              TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application................................6
Section 2.02.  Lists of Holders of Securities..................................6
Section 2.03.  Reports by the Guarantee Trustee................................7
Section 2.04.  Periodic Reports to Guarantee Trustee...........................7
Section 2.05.  Evidence of Compliance with Conditions Precedent................7
Section 2.06.  Events of Default; Waiver.......................................7
Section 2.07.  Event of Default; Notice........................................7
Section 2.08.  Rights of Holders...............................................8
Section 2.09.  Conflicting Interests...........................................8

                                   ARTICLE 3
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

Section 3.01.  Powers, Duties and Rights of Guarantee Trustee..................8
Section 3.02.  Certain Rights of Guarantee Trustee............................10
Section 3.03.  Not Responsible for Recitals or Issuance of Contingent
               Guarantee......................................................12

                                   ARTICLE 4
                               GUARANTEE TRUSTEE

Section 4.01.  Guarantee Trustee; Eligibility.................................12
Section 4.02.  Appointment, Removal and Resignation of  Guarantee Trustee.....13

                                   ARTICLE 5
                              CONTINGENT GUARANTEE

Section 5.01.  Contingent Guarantee...........................................14
Section 5.02.  Delivery of Guarantor's Certificate; Dividends Deemed
               Declared.......................................................15
Section 5.03.  Waiver of Notice and Demand....................................17
Section 5.04.  Obligations Not Affected.......................................17
Section 5.05.  Independent Obligations........................................18
Section 5.06.  Taxes..........................................................19

                                   ARTICLE 6
                      LIMITATION OF TRANSACTIONS; RANKING

Section 6.01.  Limitation of Transactions.....................................19
Section 6.02.  Ranking........................................................20

                                   ARTICLE 7
                                  TERMINATION

Section 7.01.  Termination....................................................21

                                   ARTICLE 8
                                INDEMNIFICATION

Section 8.01.  Exculpation....................................................21
Section 8.02.  Indemnification................................................22

                                   ARTICLE 9
                                 MISCELLANEOUS

Section 9.01.  Successors and Assigns.........................................22
Section 9.02.  Amendments.....................................................22
Section 9.03.  Judgment Currency Indemnity....................................22
Section 9.04.  Assignment of the Contingent Guarantee.........................23
Section 9.05.  Notices........................................................23
Section 9.06.  Governing Law..................................................24
Section 9.07.  Jurisdiction...................................................24

EXHIBIT A  Guarantor's Officers' Certificate                                 A-1


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                            CROSS-REFERENCE TABLE(1)


       Section of Trust Indenture Act              Section of
             of 1939, as amended              Contingent Guarantee
310(a).....................................         4.01(a)
310(b).....................................      2.09, 4.01(c)
310(c).....................................       Inapplicable
311(a).....................................         2.02(b)
311(b).....................................         2.02(b)
311(c).....................................       Inapplicable
312(a).....................................         2.02(a)
312(b).....................................         2.02(b)
313........................................           2.03
314(a).....................................           2.04
314(b).....................................       Inapplicable
314(c).....................................           2.05
314(d).....................................       Inapplicable
314(f).....................................       Inapplicable
315(a).....................................     3.01(c), 3.01(d)
315(b).....................................           2.07
315(c).....................................         3.01(c)
315(d).....................................         3.01(d)
316(a).....................................           2.08


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      (1) This Cross-Reference Table does not constitute part of the Contingent
Guarantee and shall not affect the interpretation of any of its terms or provisions.

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

      THIS CONTINGENT GUARANTEE AGREEMENT (the "Contingent Guarantee") dated as of [DATE], is executed and delivered by ABN AMRO [BANK][HOLDING] N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Guarantor"), ABN AMRO CAPITAL FUNDING LLC [____], a Delaware limited liability company (the "Company") and [________], a [________] corporation, as trustee (the "Guarantee Trustee").

      WHEREAS, pursuant to a Limited Liability Company Agreement (the "LLC Agreement"), dated as of [DATE], among the Initial Common Securityholder (as defined therein), [the Class A Preferred Securityholder], the Initial Purchaser (as defined therein) and [___________], as manager trustee, the Company is issuing on the date hereof [____] Noncumulative Guaranteed Class B Preferred Securities, having an aggregate liquidation amount of $[______], designated the [____]% Noncumulative Guaranteed Class B Preferred Securities (the "Class B Preferred Securities"); and

      WHEREAS, the Guarantor will agree in the Class B Preferred Securities Guarantee Agreement (the "Class B Preferred Securities Guarantee" between the Guarantor, [________] as the initial holder of the Class B Preferred Securities, and the Guarantee Trustee, to pay in full, on a subordinated basis, without duplication, to the holders of the Class B Preferred Securities the Guarantee Payments (as defined in the Class B Preferred Securities Guarantee) to the extent set forth in the Class B Preferred Securities Guarantee; and

      WHEREAS, as incentive for the Holders (as defined herein) to purchase the Class B Preferred Securities and, if applicable, the Trust Securities (as defined herein), the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Contingent Guarantee, to pay to the Company in full the Guarantee Payments (as defined herein), to the extent that any such Guarantee Payments have been claimed under either of the Guarantees but remain unpaid.

      NOW, THEREFORE, in consideration of the purchase by each Holder of the Class B Preferred Securities and, if applicable, the Trust Securities (as defined herein), which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Contingent Guarantee for the benefit of the Company.

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

      Section 1.01. Definitions And Interpretation. In this Contingent Guarantee, unless the context otherwise requires:

      (a) capitalized terms used in this Contingent Guarantee but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.01;

      (b) a term defined anywhere in this Contingent Guarantee has the same meaning throughout;

      (c) all references to "the Contingent Guarantee" or "this Contingent Guarantee" are to this Contingent Guarantee as modified, supplemented or amended from time to time;

      (d) all references in this Contingent Guarantee to Articles and Sections are to Articles and Sections of this Contingent Guarantee, unless otherwise specified;

      (e) a reference to the singular includes the plural and vice versa.

      "Additional Amounts" means an amount paid as further Dividends in order that the net amounts received by the Holders of Class B Preferred Securities after withholding or deduction of any Relevant Tax required by law equals the amount which would have been received in respect of the Class B Preferred Securities in the absence of such withholding or deduction, except that no Additional Amounts are payable to a Holder of Class B Preferred Securities (or to a third party on the Holder's behalf) with respect to any Class B Preferred Securities (i) to the extent that such Relevant Tax is imposed or levied by virtue of such Holder (or the beneficial owner of such securities) having some connection with the Relevant Jurisdiction, other than being a Holder (or beneficial owner) of such securities, (ii) to the extent that such Tax is imposed or levied by virtue of such Holder (or beneficial owner) not having made a declaration of non-residence in, or other lack of connection with, the Relevant Jurisdiction or any similar claim for exemption, if the Guarantor or its agent has provided the beneficial owner of such Class B Preferred Security or its nominee with at least 60 days' prior written notice of an opportunity to make such a declaration or claim, or (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, [or substantially similar to] such Directive.

      "Administrative Action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations).

      "Affiliate" means, with respect to any specified person, any other person that directly or indirectly controls or is controlled by, or is under common control with, such specified person.

      "Authorized Officer" of a Person means any Person that is authorized to bind such Person.


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

      "Bank" means ABN AMRO Bank N.V.

      "Class A Preferred Securities" means the Class A Preferred Securities of the Company.

      "Company Common Securities" means the voting common securities representing ownership interests in the Company.

      "Company Securities" means the Class A Preferred Securities, the Class B Preferred Securities or the Company Common Securities.

      "Corporate Trust Office" means the principal trust office of the Guarantee Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at [ADDRESS], Attention: [____].

      "Covered Person" means any Holder or beneficial owner of Class B Preferred Securities and, if applicable, Trust Securities.

      "Dividends" means cash income distributions with respect to the Class B Preferred Securities.

      "Dividend Date" means the last day of each [MONTH], [MONTH], [MONTH] and [MONTH] of each year.

      "Dividend Period" means each period beginning on the date of original issuance of the Class B Preferred Securities or on a Dividend Date and ending on the day that precedes the next succeeding Dividend Date.

      "Dividend Rate" means [____]% per annum.

      "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Contingent Guarantee.

      "Guarantees" means the Class B Preferred Securities Guarantee and the Trust Securities Guarantee.

      "Guarantee Trustee" means [________], until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Contingent Guarantee by executing a counterpart hereof and becoming a party hereto, and thereafter means each such Successor Guarantee Trustee.

      "Holder" shall mean any holder, as registered on the books and records of the Company or a Trust, if applicable, of any Class B Preferred Securities or Trust Securities.

      "Holding" means ABN AMRO Holding N.V.


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

      "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent of the Guarantee Trustee.

      "Initial Intercompany Security" means the [SECURITY] issued by the [ISSUER OF INITIAL INTERCOMPANY SECURITY].

      "Intercompany Securities" means the Initial Intercompany Security and, upon maturity or redemption thereof, any successor intercompany securities that will constitute the assets of the Company.

      "Investment Company Event" means, in the event that the Holder of the Class B Preferred Securities is a Trust, that the Guarantor shall have requested and received an opinion of a nationally recognized U.S. law firm experienced in such matters to the effect that there is more than an insubstantial risk that the Trust is or will be considered an "investment company" within the meaning of the U.S. Investment Company Act of 1940, as amended from time to time, or any successor legislation (the "1940 Act") as a result of (i) any judicial decision, any pronouncement or interpretation (irrespective of the manner made known), the adoption or amendment of any law, rule or regulation, any notice or announcement (including any notice or announcement of intent to adopt such rule or regulation) by any U.S. legislative body, court, governmental agency or regulatory authority after the date hereof or (ii) any change after the date hereof in the laws of The Netherlands relating to the enforceability of either of the Guarantees thereunder, as confirmed in an opinion of a nationally recognized Dutch law firm experienced in such matters.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person.

      "Ordinary Shares" means the ordinary shares of the Guarantor, any other shares of the Guarantor's capital stock ranking junior to the Parity Preferred Shares, if any, and any guarantees of the Guarantor ranking junior to the Parity Guarantees and this Contingent Guarantee.

      "Parity Guarantee" means [SPECIFIC GUARANTEES], and any other guarantee issued by the Guarantor of any preferred securities or preferred or preference shares issued by any subsidiary of the Guarantor, if such guarantee ranks pari passu with the Guarantor's obligations under this Contingent Guarantee.

      "Parity Preferred Shares" means the most senior ranking preferred or preference shares issued by the Guarantor.

      "Parity Securities" means, collectively, the Parity Guarantees, the Parity Preferred Shares and the Parity Subsidiary Securities.


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

      "Parity Subsidiary Securities" means any securities issued by a subsidiary of the Guarantor guaranteed by the Guarantor under a Parity Guarantee.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Qualified Subsidiaries" means one or more subsidiaries of Holding or the Bank which are deemed to be a "company controlled by the parent company" under Rule 3a-5, as amended, of the 1940 Act.

      "Relevant Jurisdiction" means The Netherlands and, during any period any Intercompany Security other than the Initial Intercompany Security is outstanding, the jurisdiction of residence of any obligor on any such Intercompany Security.

      "Relevant Tax" means any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by or on behalf of any Relevant Jurisdiction or any authority therein or thereof having power to tax.

      "Tax Event" means, in the event that the Holder of the Class B Preferred Securities is a Trust, the receipt by the Guarantor or any of its Affiliates of an opinion of a nationally recognized law firm or other tax adviser in the United States or The Netherlands, as appropriate, experienced in such matters, to the effect that, as a result of (i) any amendment to, or clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations promulgated thereunder) of the United States or The Netherlands or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any Administrative Action or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, or which pronouncement or decision is announced, on or after the date of issuance of the Trust Securities and the Company Securities, there is more than an insubstantial risk that the Trust will be subject to more than a de minimis amount of taxes, duties or other governmental charges; provided that an obligation to withhold any present or future tax, duty, assessment or governmental charge on any Intercompany Security in respect of payment made to the Company on such Intercompany Securities shall not constitute a "Tax Event" under any circumstances.

      "Trust" means any ABN AMRO Capital Funding Trust.


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

      "Trust Agreement" means an amended and restated trust agreement, dated as of [DATE] among the trustees of the Trust named therein, the sponsor of the Trust named therein, the Guarantor and the holders from time to time of undivided beneficial interests in the assets of the Trust, as amended from time to time.

      "Trust Common Securities" means [COMMON SECURITIES] issued by a Trust.

      "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended.

      "Trust Preferred Securities" means [PREFERRED SECURITIES] issued by a
Trust.

      "Trust Securities" means Trust Preferred Securities and Trust Common Securities.

      "Trust Securities Guarantee" means the Trust Securities Guarantee Agreement, dated as of [DATE] among the Guarantor, [TRUST COMMON SECURITIES OWNER] and [____], as trustee, for the benefit of the holders of the Trust Securities.

      "Trust Special Redemption Event" means (i) a Tax Event or (ii) an Investment Company Event.

                                   ARTICLE 2
                              TRUST INDENTURE ACT

      Section 2.01. Trust Indenture Act; Application. (a) This Contingent Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Contingent Guarantee and shall, to the extent applicable, be governed by such provisions. A term defined in the Trust Indenture Act has the same meaning when used in this Guarantee, unless otherwise defined in this Contingent Guarantee or unless the context otherwise requires.

      (b) If and to the extent that any provision of this Contingent Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

      Section 2.02. Lists of Holders of Securities. (a) The Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Class B Preferred Securities.


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

      (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

      Section 2.03. Reports by the Guarantee Trustee. Within [60] days after [DATE] of each year, the Guarantee Trustee shall provide to the Holders of the Class B Preferred Securities (and, if and for so long as a Trust is the Holder of the Class B Preferred Securities, also to the Holders of the Trust Preferred Securities), such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

      Section 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Guarantee Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder.

      Section 2.05. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314 (c) (1) may be given in the form of an Officers' Certificate.

      Section 2.06. Events of Default; Waiver. The Company, upon request from the Holders of a Majority in liquidation amount of the Class B Preferred Securities, may waive any past Event of Default and its consequences except an Event of Default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Holder of Class B Preferred Securities (and, if and for so long as a Trust is the Holder of the Class B Preferred Securities, also of each Holder of the Trust Securities). Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Contingent Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      Section 2.07. Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Company (with a copy to the Holders of the Class B Preferred Securities (and, if and for so long as a Trust is the Holder of the Class B Preferred Securities, also to the Holders of the Trust Securities)), notices of all

Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Class B Preferred Securities.

      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of this Contingent Guarantee shall have obtained actual knowledge, of such Event of Default.

      Section 2.08. Rights of Holders. (a) The Company shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Contingent Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Contingent Guarantee.

      (b) If the Guarantee Trustee fails to enforce its rights under the Guarantee after the Company has made a written request, the Company may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under Article 5 of this Contingent Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, the Company may directly institute a proceeding in its own name against the Guarantor for enforcement of
Article 5 of this Contingent Guarantee for such payment.

      Section 2.09. Conflicting Interests. The LLC Agreement and, if the Holder of the Class B Preferred Securities is a Trust, the Trust Agreement shall be deemed to be specifically described in this Contingent Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE 3
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

      Section 3.01. Powers, Duties and Rights of Guarantee Trustee. (a) This Contingent Guarantee shall be held by the Guarantee Trustee for the benefit of the Company, and the Guarantee Trustee shall not transfer this Contingent Guarantee to any Person except the Company exercising its rights pursuant to
Section 2.08(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Contingent Guarantee for the benefit of the Holders of the Class B Preferred Securities.

      (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Contingent Guarantee, and no implied covenants shall be read into this Contingent Guarantee against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06 and is actually known to a Responsible Officer of the Guarantee Trustee), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Contingent Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Contingent Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

            (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Contingent Guarantee, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Contingent Guarantee, and no implied covenants or obligations shall be read into this Contingent Guarantee against the Guarantee Trustee; and

                  (B) in the absence of bad faith on the part of the Guarantee
            Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Contingent Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Contingent Guarantee

            (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

            (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was grossly negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Company relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or the exercise of any trust or power conferred upon the Guarantee Trustee under this Contingent Guarantee; and

            (iv) No provision of this Contingent Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability, or indemnity, satisfactory to the Guarantee Trustee, against such expense, risk or liability, is not assured to it under the terms of this Contingent Guarantee.

      Section 3.02. Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.01:

            (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Contingent Guarantee shall be sufficiently evidenced by an Officers' Certificate.

            (iii) Whenever, in the administration of this Contingent Guarantee, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

            (v) The Guarantee Trustee may, at the expense of the Guarantor, consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Contingent Guarantee from any court of competent jurisdiction.

            (vi) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Contingent Guarantee at the request or direction of the Company, unless the Company shall have provided to the Guarantee Trustee such security and indemnity, satisfactory to the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, that nothing contained in this Section 3.02(a)(vi) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Contingent Guarantee.

            (vii) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (viii)The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Company, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Contingent Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee or its agent taking such action.

            (x) Whenever in the administration of this Contingent Guarantee the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (i) may request written instructions from the Company, (ii) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and
      (iii) shall be protected in conclusively relying on or acting in accordance with such written instructions.

            (xi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Contingent Guarantee.

      (b) No provision of this Contingent Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

      Section 3.03. Not Responsible for Recitals or Issuance of Contingent Guarantee. The recitals contained in this Contingent Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Contingent Guarantee.

                                   ARTICLE 4
                               GUARANTEE TRUSTEE

      Section 4.01. Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and

      Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

      (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

      Section 4.02. Appointment, Removal and Resignation of Guarantee Trustee.
(a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

      (b) The Guarantee Trustee shall not be removed in accordance with Section 4.02(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

      (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

      (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

      (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

      (f) Upon termination of this Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.02, and before the appointment of any Successor Guarantee Trustee, the Guarantor shall pay to the Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

                                   ARTICLE 5
                              CONTINGENT GUARANTEE

      Section 5.01. Contingent Guarantee. The Guarantor irrevocably and unconditionally agrees, subject to the limitations set forth in this Contingent Guarantee, to pay in full to the Company (without duplication of amounts theretofore paid to the Holders of the Class B Preferred Securities and, if a Trust is the Holder of the Class B Preferred Securities, the Trust Securities by the Company or, if applicable, the Trust or by the Guarantor), if, as and when due:

            (i) any accumulated but unpaid Dividends on the Class B Preferred Securities, whether declared by the Company or deemed declared pursuant to Section 5.02 hereof, plus Additional Amounts thereon, if any;

            (ii) the $[____] redemption price per each Class B Preferred Security called for redemption by the Company, plus an amount equal to any accumulated and unpaid Dividends thereon for the then current Dividend Period through the date of redemption, on the Class B Preferred Securities, plus Additional Amounts thereon, if any (the "Redemption Price"); and

            (iii) the $[____] liquidation amount per each Class B Preferred Security upon any voluntary or involuntary dissolution, liquidation or winding up of the Company, plus Additional Amounts thereon, if any;

      (collectively, the "Guarantee Payments"); provided that, in the event of any insolvency of the Guarantor, the Guarantee Payments payable under this
Section 5.01 shall be reduced by an amount equal to (A) the amount of Guarantee Payments payable under this Section 5.01 without giving effect to this proviso multiplied by (B) a fraction, (x) the numerator of which is the aggregate portion of all claims under the Parity Preferred Shares and the Parity Guarantees determined to be payable out of the remaining assets of the Guarantor in such insolvency after giving effect to this proviso and the similar terms of any Parity Guarantee and (y) the denominator of which is the aggregate principal or face amount of such claims. All Guarantee Payments shall include interest accrued on such Guarantee Payments since the date of the claim asserted under the Class B

Preferred Securities Guarantee or, if applicable, the Trust Securities Guarantee, the nonpayment of which claim for 180 days resulted in the Company enforcing its rights under this Contingent Guarantee.

      The Guarantor's obligation to make any of the payments listed in (i) through (iii) above (A) is limited to the extent such payments are not made pursuant to either of the Guarantees and (B) may be satisfied by direct payment of the required amounts by the Guarantor to the Company or by causing the Company or, if applicable, a Trust to pay such amounts to the Holders of the Class B Preferred Securities or the Trust Securities, as applicable.

      Section 5.02. Delivery of Guarantor's Certificate; Dividends Deemed Declared. (a) As of each Dividend Date with respect to which the Company has not paid Dividends on the Class B Preferred Securities in full at the Dividend
Rate, the Guarantor shall deliver an Officers' Certificate to the Company substantially in the form attached as Exhibit A hereto (the "Guarantor Certificate"); provided that failure to deliver the Guarantor Certificate on or prior to any Dividend Date with respect to which the Company has not paid Dividends on the Class B Preferred Securities in full at the Dividend Rate shall not constitute an Event of Default but shall result in Dividends on all the Class B Preferred Securities then outstanding being deemed declared in full at the Dividend Rate on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (b) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has redeemed, repurchased or otherwise acquired (other than (I) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (or moneys have been paid to or made available for a sinking fund or for redemption of any such shares) any Ordinary Shares or any Parity Securities during the twelve month period immediately preceding and including such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (c) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends annually during the twelve month period immediately preceding and including such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (d) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of any Ordinary Shares that pay dividends semi-annually during the six month period immediately preceding and including such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (e) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of any Ordinary Shares that pay dividends quarterly during the three month period immediately preceding and including such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (f) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of Parity Securities that pay dividends annually during the twelve month period immediately preceding and including such Dividend Date, either in full or at a percentage of a dividend rate stated thereon, as set forth in paragraph 8 of the Guarantor Certificate delivered as of such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate or pro rata in accordance with Section 5.02(j) hereof, as the case may be, on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (g) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends semi-annually during the six month period immediately preceding and including such Dividend Date, either in full or at a percentage of a dividend rate stated thereon, as set forth in paragraph 9 of the Guarantor Certificate delivered as of such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate or pro rata in accordance with

Section 5.02(j) hereof, as the case may be, on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (h) If on any Dividend Date (i) the Company has not paid Dividends in full at the Dividend Rate or, if applicable, the relevant Trust has not paid required dividends on the Trust Preferred Securities and (ii) the Guarantor or any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends quarterly during the three month period immediately preceding and including such Dividend Date, either in full or at a percentage of a dividend rate stated thereon, as set forth in paragraph 10 of the Guarantor Certificate delivered as of such Dividend Date, then Dividends will be deemed declared in full at the Dividend Rate or pro rata in accordance with Section 5.02(j) hereof, as the case may be, on such Dividend Date for the purposes of Section 5.01(i) hereof.

      (i) The amount of Dividends declared or deemed declared for purposes of
Section 5.01(i) hereof on all Class B Preferred Securities then outstanding with respect to any Dividend Date shall be equal to the greater of (i) the amount of Dividends declared on such Dividend Date by the Company or (ii) the amount of Dividends deemed declared on such Dividend Date pursuant to subsection (a), (b), (c), (d), (e), (f), (g) or (h) hereof.

      (j) In the event that Dividends are deemed declared on any Dividend Date pursuant to this Section 5.02 pro rata with dividends and other payments on the Parity Securities, such Dividends shall be deemed declared in proportion that the aggregate amount available for payment of dividends on the Class B Preferred Securities and the Parity Securities in the fiscal year in which such Dividend Date falls bears to the aggregate full amount of stated dividends on the Class B Preferred Securities and the Parity Securities payable in such fiscal year. If Dividends are deemed declared on a pro rata basis, the Guarantor will select, in its sole discretion, the date of the applicable market exchange rate to make the calculations described above.

      Section 5.03. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of this Contingent Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Company or, if applicable, a Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 5.04. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Contingent Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company or, if applicable, a Trust of any express or implied agreement, covenant, term or condition relating to the Class B Preferred Securities or, if applicable, the Trust Securities to be performed or observed by the Company or the Trust, as applicable;

      (b) the extension of time for the payment by the Company of all or any portion of the Dividends, Redemption Price, liquidation preference or any other sums payable under the terms of the Class B Preferred Securities or, if applicable, the extension of time for the payment by the relevant Trust of all or any portion of the sums payable under the terms of the Trust Securities, or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Class B Preferred Securities or, if applicable, the Trust Securities; provided, however, that nothing in this Contingent Guarantee shall affect or impair a valid extension;

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Class B Preferred Securities or, if applicable, the Trust Securities or any action on the part of the Company or, the Trust, as applicable, granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or, if applicable, a Trust or any of the assets of the Company or the Trust, as applicable;

      (e) any invalidity of, or defect or deficiency in, the Class B Preferred Securities or, if applicable, the Trust Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.04 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Company to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

      Section 5.05. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company or, if applicable, a Trust with respect to the Class B Preferred Securities or, if applicable, the Trust Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this

Contingent Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.04 hereof.

      Section 5.06. Taxes. All payments in respect of the Guarantee Payments (including interest accrued thereon, if any) by the Guarantor shall be made without withholding or deduction for or on account of any Relevant Tax, unless the withholding or deduction of such Relevant Tax is required by law. In that event, the Guarantor shall pay, as further Guarantee Payments, such additional amounts as may be necessary in order that the net amounts received by the Company after such withholding or deduction will equal the amount which would have been received in respect of the Guarantee Payments (including interest accrued thereon, if any) in the absence of such withholding or deduction.

                                   ARTICLE 6
                      LIMITATION OF TRANSACTIONS; RANKING

      Section 6.01. Limitation of Transactions. (a) The Guarantor, for so long as any Class B Preferred Securities or, if applicable, any Trust Securities remain outstanding, shall not issue any preferred or preference shares ranking senior on liquidation to its obligations under this Contingent Guarantee or give any guarantee in respect of any preferred securities or preferred or preference shares issued by any of its subsidiaries if such guarantee would rank senior to this Contingent Guarantee, unless this Contingent Guarantee is amended to give the Company such rights and entitlements as are contained in or attached to such other guarantee so that this Contingent Guarantee ranks pari passu with such guarantee and pari passu on liquidation with any declared dividend or declared liquidation payments of such preferred or preference shares.

      (b) The Guarantor shall pay all amounts required to be paid pursuant to this Contingent Guarantee in respect of any Dividends on the Class B Preferred Securities payable in respect of the most recent Dividend Period prior to any dividend or other payment (except dividends in the form of the Ordinary Shares) upon the Ordinary Shares (whether issued directly or under a guarantee ranking junior to this Contingent Guarantee).

      (c) The Guarantor, for so long as any Class B Preferred Securities or, if applicable, any Trust Securities remain outstanding, shall maintain, or shall cause [the Bank] or any one or more Qualified Subsidiaries (each, a "Potential Securityholder") to maintain 100% ownership of the Company Common Securities and the Trust Common Securities, if applicable. The Guarantor may transfer and permit the transfer of the Company Common Securities from one Potential Securityholder to another Potential Securityholder, provided that prior to such transfer it has received an opinion of a nationally recognized law firm experienced in such matters to the effect that (A) the Company will continue to be treated as a partnership for United States federal income tax purposes, and such transfer will not cause the Company to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, (B) such transfer will not cause the Company or, if applicable, a Trust to be required to register under the 1940 Act and (C) such transfer will not adversely affect the limited liability of the Holders of the Class B Preferred Securities.

      (d) The Guarantor for so long as any Class B Preferred Securities or, if applicable, Trust Securities remain outstanding, (1) shall cause the [CLASS A PREFERRED SECURITYHOLDER] to maintain 100% ownership of the Class A Preferred Securities, (2) shall cause the Company to remain a limited liability company,
(3) shall use its commercially reasonable efforts to ensure that the Company will not be an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and (4) where the Holder of the Class B Preferred Securities is a Trust, (i) shall cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the LLC Agreement and (ii) shall use its commercially reasonable efforts to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

      (e) If the Holder of the Class B Preferred Securities is a Trust, the Guarantor, for so long as any of the Trust Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Trust, unless a Trust Special Redemption Event occurs or the Guarantor is itself in liquidation and the approval of the Dutch Central Bank, if then required, to such action has been received.

      (f) The Guarantor, for so long as any of the Class B Preferred Securities are outstanding, shall not permit, or take any action to cause, the dissolution, liquidation, termination or winding up of the Company, unless the Guarantor is itself in liquidation and the approval of the Dutch Central Bank, if then required, to such action has been received and all claims under the Guarantees and the Contingent Guarantee shall have been paid in full and the Contingent Distribution (as defined in the LLC Agreement) shall have been made.

      (g) If the Holder of the Class B Preferred Securities is a Trust, and if the Class B Preferred Securities are distributed to Holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Guarantor shall use its commercially reasonable efforts to cause the Class B Preferred Securities to be listed on the [New York Stock Exchange], the [Luxembourg Stock Exchange] or on such other national securities exchange or similar organization as the Trust Preferred Securities are then listed or quoted on.

      Section 6.02. Ranking. This Contingent Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to indebtedness of the Guarantor (other than any guarantee or contractual right expressed to rank pari passu with or junior to this Contingent

Guarantee), (ii) pari passu with the Guarantor's obligations under the Parity Guarantees, and (iii) senior to the Ordinary Shares. Any guarantee given hereafter by the Guarantor with respect to trust preferred securities issued by a subsidiary of the Guarantor and treated as Tier 1 regulatory capital by the Guarantor that is silent as to seniority will rank pari passu with this Contingent Guarantee.

                                   ARTICLE 7
                                  TERMINATION

      Section 7.01. Termination. This Contingent Guarantee shall terminate upon, and be of no further force and effect from the earlier of (i) full payment of the Redemption Price of all Class B Preferred Securities or, if applicable, Trust Securities or purchase and cancellation of all Class B Preferred Securities or, if applicable, Trust Securities or (ii) upon full payment of the $[____] liquidation amount, plus any accumulated and unpaid Dividends thereon, plus Additional Amounts thereon, if any, as payable on the Class B Preferred Securities or, if applicable, the Trust Securities upon liquidation of the Company and, if applicable, the Trust. Notwithstanding the foregoing, this Contingent Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time the Company must restore payment of any sums paid under this Contingent Guarantee or the Holders must restore payment of any sums paid under any of the Guarantees for any reason whatsoever.

                                   ARTICLE 8
                                INDEMNIFICATION

      Section 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, liability, expense, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Contingent Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Contingent Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, liability, expense, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

      (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Dividends to Holders of Class B Preferred Securities might properly be paid.

      Section 8.02. Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.02 shall survive the termination of this Contingent Guarantee or the earlier resignation or removal of the Guarantee Trustee.

                                   ARTICLE 9
                                 MISCELLANEOUS

      Section 9.01. Successors and Assigns. All guarantees and agreements contained in this Contingent Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Company.

      Section 9.02. Amendments. This Contingent Guarantee may be modified only with the prior approval of the Guarantee Independent Director (as defined in the LLC Agreement) acting on behalf of the Company. Sections 5.01, 5.02, 5.06 and the form of Exhibit A hereto may not be amended without the prior approval of the Guarantee Independent Director acting at the direction of Holders of 100% in liquidation amount of the Class B Preferred Securities.

      Section 9.03. Judgment Currency Indemnity. (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert an amount due from the Guarantor under any provision of this Contingent Guarantee to a currency other than U.S. Dollars, the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Guarantee Trustee could purchase such other currency with U.S. Dollars at its New York office on the second Business Day preceding the day on which final judgment is given.

      (b) The obligations of the Guarantor in respect of any amount due to the Company under this Contingent Guarantee shall, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by the Company of any amount adjudged to be so due in such other currency the Company may in accordance with normal banking procedures purchase U.S. Dollars with such other currency.

      (c) If the amount of U.S. Dollars so purchased is less than the amount originally due to the Company in U.S. Dollars, the Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Company against such loss.

      (d) If the amount of Dollars so purchased exceeds the amount originally due to the Company in U.S. Dollars, the Company agrees to remit any remaining amount to the Guarantor.

      Section 9.04. Assignment of the Contingent Guarantee. The Guarantor will not assign its obligations under this Contingent Guarantee except in the case of a merger, consolidation or sale of substantially all of the assets of the Guarantor where the Guarantor is not the surviving entity.

      Section 9.05. Notices. All notices provided for in this Contingent Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

      (a) If given to the Company, at the Company's mailing address set forth below:

          ABN AMRO Capital Funding LLC ____
          c/o The Corporation Trust Company
          Corporation Trust Center
          1209 Orange Street
          City of Wilmington
          County of New Castle, Delaware 19801

      (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Company):

          ABN AMRO [Bank][Holding] N.V.
          Gustav Mahlerlaan 10
          1082 PP Amsterdam
          The Netherlands
          Attn: Group Asset and Liability Management
          Fax: +31 20 383 48 30

      (c) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below:

          [ADDRESS]

      All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      Section 9.06. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE NETHERLANDS, EXCEPT THAT ARTICLES 2, 3 AND 4, AND THE DEFINITIONS OF TERMS AS USED THEREIN, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

      Section 9.07. Jurisdiction. Any claim or proceeding brought by the Guarantee Trustee on behalf of the Company or the Company to enforce the obligations of the Guarantor hereunder shall be brought in a court of competent jurisdiction in Amsterdam, The Netherlands. Any claim or proceeding relating to the application of Articles 2, 3 and 4, and the definitions of terms as used therein, including, without limitation, any claims, counter-claims and cross-claims asserted against the Guarantee Trustee in connection therewith, shall be brought in a court of competent jurisdiction in the State of New York.

      THIS CONTINGENT GUARANTEE is executed as of the day and year first above written.

                              ABN AMRO [BANK][HOLDING] N.V.,
                              as Guarantor

                              By:
                                    -------------------------------
                                    Name:
                                    Title:

                              By:
                                    -------------------------------
                                    Name:
                                    Title:



                                    ABN AMRO CAPITAL FUNDING LLC [_____]

                              By:   [______________]

                              By:
                                    -------------------------------
                                    Name:
                                    Title:

                              By:
                                    -------------------------------
                                    Name:
                                    Title:


[_______________],
as Guarantee Trustee


By:
     ------------------------------
     Name:
     Title:

                                                                      EXHIBIT A

                         ABN AMRO [BANK][HOLDING] N.V.

                             OFFICERS' CERTIFICATE

       [March 31], [June 30], [September 30], [December 31],(1) __________

      The undersigned, [name of Authorized Officer], [title of Authorized Officer], and [name of Authorized Officer], [title of Authorized Officer], of ABN AMRO [Bank][Holding] N.V., a public limited liability company incorporated under the laws of The Netherlands (the "Company"), pursuant to Section 5.02 of the Contingent Guarantee Agreement dated as of [DATE] (the "Contingent Guarantee"), executed and delivered by the Company, as guarantor, and ABN AMRO Capital Funding LLC ____, do hereby certify as of the date hereof on behalf of the Company as follows (capitalized terms used herein without definitions have the meanings assigned to them in the Contingent Guarantee):

      1. We have read and are familiar with the provisions of the Contingent Guarantee (including, without limitation, Section 5.02 thereof) and all definitions therein.

      2. We have reviewed all corporate documents necessary to state the facts contained herein and are duly authorized to certify to those facts.

      3. In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to the facts certified herein.

      4. [Neither][Either]1 the Company [nor][or]1 any of its subsidiaries has redeemed, repurchased or otherwise acquired (other than (I) in connection with transactions effected by or for the account of customers of the Guarantor or any of its subsidiaries or in connection with the distribution, trading or market-making in respect of such securities, (II) in connection with the satisfaction by the Guarantor or any of its subsidiaries of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (III) as a result of a reclassification of the capital stock of the Guarantor or any of its subsidiaries or the exchange or conversion of one class or series of such capital stock for another class or series of such capital stock or (IV) the purchase of fractional interests in shares of the capital stock of the Guarantor or any of its subsidiaries pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) for any consideration (and moneys [have][have not]2 been paid to or made available for a sinking fund or for redemption of) any Ordinary Shares or any Parity

---------
      (1)  Delete, if not applicable.

Securities during the twelve month period immediately preceding and including the date hereof.

      5. [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

      6. (a)[Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.

      7. (a) [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

      8. (a) [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, during the twelve month period immediately preceding and including the date hereof.

      (b) A dividend or other payment in respect of the Parity Securities that pay dividends annually, if any, was declared or made [in full](2) [at __% of the stated dividend rate for such Parity Securities].(3)

      9. (a) [Neither][Either](2) the Company [nor][or](2) any of its subsidiaries has declared or made a dividend or other payment in respect of its Parity Securities that pay dividends semi-annually, if any, during the six month period immediately preceding and including the date hereof.


---------
      (2)  Delete, if not applicable.

      (3) To be filled in only if a dividend or other payment was declared or made on the Parity Securities that pay dividends annually.

      (b) A dividend or other payment in respect of the Parity Securities that pay dividends semi-annually, if any, was declared or made [in full])4) [at __% of the stated dividend rate for such Parity Securities].(5)

      10. (a) [Neither][Either](4) the Company [nor][or](4) any of its subsidiaries has declared or made a dividend or other payment in respect of the Ordinary Shares that pay dividends quarterly, if any, during the three month period immediately preceding and including the date hereof.

      (b) A dividend or other payment in respect of the Parity Securities that pay dividends quarterly, if any, was declared or made [in full](4) [at __% of the stated dividend rate for such Parity Securities.](6)

      IN WITNESS WHEREOF, the undersigned have duly executed as of the date first set forth above.

                              ABN AMRO [BANK][HOLDING] N.V.


                              By:
                                    -------------------------------
                                    Name:
                                    Title:

                              By:
                                    -------------------------------
                                    Name:
                                    Title:



---------
      (4)  Delete, if not applicable.

      (5) To be filled in only if a dividend or other payment was declared or made on the Parity Securities that pay dividends semi-annually.

      (6) To be filled in only if a dividend or other payment was declared or made on the Parity Securities that pay dividends quarterly.